Exhibit 99.1

Equillium to Host Virtual Investor and Analyst Day on December 4, 2020

Review positive interim data from the study of itolizumab for the treatment of acute GVHD and pipeline programs in lupus / lupus nephritis and uncontrolled asthma

Featured guest speaker: John Koreth, M.D., D.Phil. of Dana-Farber Cancer Institute

LA JOLLA, Calif, November 30, 2020 — Equillium, Inc. (Nasdaq: EQ), a clinical-stage biotechnology company developing itolizumab to treat severe autoimmune and inflammatory disorders, today announced that it will host a virtual Investor and Analyst Day on December 4, 2020, from 9:30 a.m. to 12:00 p.m. ET. The event will include a review of the company’s lead clinical drug candidate, itolizumab, a first-in-class monoclonal antibody, which is being investigated in ongoing trials in acute graft-versus-host disease (aGVHD), lupus / lupus nephritis and uncontrolled asthma.

Presenters include:

•	John Koreth, M.D., D.Phil. of Dana-Farber Cancer Institute

•	Providing a physician’s perspective on itolizumab in GVHD

•	Bruce Steel, Chief Executive Officer

•	Steve Connelly, Ph.D., Chief Scientific Officer

•	Krishna Polu, M.D., Chief Medical Officer

•	Joel Rothman, SVP Development Operations

•	Jason Keyes, Chief Financial Officer

The presentations will be followed by Q&A with management and Dr. Koreth.

A live webcast of the event will be available for 30 days on the Events & Presentations page of the Investor Relations section of the Company’s website at https://ir.equilliumbio.com/events-and-presentations.

About Itolizumab

Itolizumab is a clinical-stage, first-in-class monoclonal antibody that selectively targets the CD6-ALCAM pathway. This pathway plays a central role in modulating the activity and trafficking of T cells that drive a number of immuno-inflammatory diseases. Equillium acquired rights to itolizumab through an exclusive partnership with Biocon Limited.

About Equillium

Equillium is a clinical-stage biotechnology company leveraging deep understanding of immunobiology to develop novel products to treat severe autoimmune and inflammatory disorders with high unmet medical need. Equillium is developing itolizumab for multiple severe immuno-inflammatory diseases, including aGVHD, lupus / lupus nephritis and uncontrolled asthma.

For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the potential benefit of treating patients with aGVHD, lupus / lupus nephritis or uncontrolled asthma with itolizumab, Equillium’s business strategy, Equillium’s plans and expected timing for developing itolizumab, including the expected timing of initiating, completing and announcing further results from the EQUATE, EQUIP and EQUALISE studies, the potential benefits of itolizumab, the potential for any of Equillium’s ongoing or planned clinical trials to show safety or efficacy, and the impact of the COVID-19 pandemic. Risks that contribute to the uncertain nature of the forward-looking statements include: the risk that interim results of a clinical trial do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom; the risk that studies will not be completed as planned; uncertainties related to Equillium’s capital requirements; Equillium’s plans and product development, including the initiation, restarting and completion of clinical trials; uncertainties related to the actual impacts and length of such impacts caused by the COVID-19 pandemic; uncertainties caused by the recent restarting of the EQUIP and EQUALISE clinical trials after a pause; whether the results from clinical trials will validate and support the safety and efficacy of itolizumab; changes in the competitive landscape, and uncertainties having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in Equillium’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Michael Moore,

Vice President, Investor Relations & Corporate Communications

+1-619-302-4431

ir@equilliumbio.com

Media Contact

Katherine Carlyle Smith

Senior Account Associate

Canale Communications

+1-805-907-2497

katherine.smith@canalecomm.com